UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2009 (December 15, 2009)

INTERMOST CORPORATION
(Exact name of Registrant as specified in its charter)

Wyoming	0-3430	87-0418721
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 5204, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  86-755-8221-0238

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 15, 2009, Intermost Corporation (“IMOT”) now changed to Uni Core Holdings Corporation, purchased (1) 50,215,449 shares of APT Paper Group Limited (“APT”) from FG Management Company Limited, (2) 63,279,037 shares of APT from Global Golden Group Investments Co, Ltd., (3)12,409,143 shares of APT from Wise Link Management Ltd., (4)5,989,798 shares of APT from Plan Star Development Limited, and (5) 2,046,604 shares of APT from Sure Strong Limited by five sale and purchase agreements.  The consideration of the APT shares is subject to the valuation suggested in the valuation report of the APT to be issued on or before 28 February, 2010. The expected valuation of APT is not less than US$22,000,000 and not more than US$37,000,000. The consideration of APT Shares will be paid by way of IMOT shares fixed at the price of US$0.05.

APT has an authorized share capital of US$40,000,000 consisting of 200,000,000 shares of US$0.2 each of which 133,940,031 shares of APT outstanding

EXHIBITS
None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2009		INTERMOST CORPORATION

	By:	/s/ Chia Hsun Wu
Chia Hsun Wu Chief Executive Officer